                                                                   Exhibit 99.1


                           [MACKINAC FINANCIAL LOGO]


                                 PRESS RELEASE


For Release:   April 27, 2005
Nasdaq:        MFNC
Contact:       Investor Relations at (800) 200-7032
Website:       www.northcountrybank.com


                         MACKINAC FINANCIAL CORPORATION
                       REPORTS FIRST QUARTER 2005 RESULTS


(Manistique, Michigan) - Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for North Country Bank and Trust (the "Bank") today announced a first quarter 2005 loss of $5.241 million or $1.53 per share compared to a loss of $1.667 million, or $4.75 per share for the first quarter of 2004. The results of operations for the first quarter of 2005 include a penalty of $4.320 million on the prepayment of $50.039 million of the FHLB borrowings. Excluding this prepayment penalty, the net loss in the first quarter of 2005 amounted to $.921 million.

Paul Tobias, Chairman and Chief Executive Officer commented, "The first quarter of 2005 has been a period of transition and preparation. We are excited at the progress we've made in the short period since the recapitalization in December 2004. We have made the first step in restructuring our balance sheet to reduce risk and improve future earnings by prepaying long-term fixed rate FHLB borrowings. We have also been successful in recruiting three additional commercial lenders which will provide us with additional lending expertise in key markets, helping us to attain our aggressive loan growth targets in 2005 and beyond. We are looking forward to our upcoming announcement to change our Bank's name from North Country Bank and Trust to mBank. We are planning an aggressive marketing campaign which will include product revisions and competitive pricing which will help us re-establish and expand our market presence."

Total assets of the Corporation at March 31, 2005 were $275.216 million, down
31.3 percent from the $400.429 million in total assets reported at March 31, 2004. First quarter-end total assets were down 18.9 percent from the $339.497 million of total assets at year-end 2004.

Total loans at March 31, 2005 were $194.831 million, down from $255.021 million at March 31, 2004 or a 23.6 percent reduction. Total loans at the end of the first quarter of 2005 declined $9.001 million, or 4.4 percent from year-end 2004 total loans of $203.832 million. During the first quarter of 2005, the Bank experienced an unusual level of payout and refinancings, approximately $16.8 million. Tobias stated, "While we are disappointed that we have


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
experienced a higher level of loan run-off than what we anticipated, we are very pleased with our commercial lending team and the momentum that is building. Our loan officers in our existing markets and in our new Oakland County market are seeing the volume and types of opportunities that we hoped we would see."

Total deposits of $205.239 million at March 31, 2005 were down 28.5 percent from deposits of $287.072 million on March 31, 2004. Deposits were down $10.411 million, or 4.8 percent from year-end 2004 deposits of $215.650 million. The Bank experienced decreases in deposits during the first quarter of 2005 largely due to seasonal runoff from municipal, individual, and corporate tax deposits and maturing of Internet deposits. Mr. Tobias added, "We expected that the deposit side of the business would be a challenge and it is. Our strategy remains the same. We will continue to staff and train our branch personnel and offer competitive products to our customers through relationship oriented bankers. Our name change and branding campaign will help us re-establish our deposit base and earn back a fair share of our markets."

The Bank's credit quality has improved dramatically in the past twelve months with nonperforming loans, as a percent of loans, at 1.17% compared to 7.48% at March 31, 2004. The reduction of problem loans resulted from extensive efforts by management in the past several quarters. Nonperforming assets, which amounted to $50.438 million, or 11.94% of assets at December 31, 2003, were reduced to $3.787 million, 1.38% of assets at March 31, 2005. Tobias, commenting on credit quality stated, "We have made tremendous strides in this area. The improved credit quality of the Bank allows our lending staff to concentrate on new loan production and is expected to reduce operating expense in future periods."

Shareholders' equity at March 31, 2005 totaled $28.854 million, or $8.42 per share. The Corporation is well capitalized with Tier 1 capital in excess of 9% and total risk-based capital in excess of 14%.

Tobias concluded, "We are pleased with our progress to date. We have taken the first steps towards implementing our business plan, but still have the challenge to execute. We have restructured our liabilities for less risk and to improve our interest margin, we have hired additional lenders to help attain loan growth and we will be initiating new loan and deposit products to be more competitive in our markets. We are also anticipating a data processing system conversion later in 2005 to reduce costs and enhance our sales and customer service capabilities."

Mackinac Financial Corporation is a registered bank holding company which owns North Country Bank and Trust. The Bank has 12 branches in Northern Michigan and a commercial banking office in Bloomfield Hills, Michigan. The Company's banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition form traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.


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
                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                         SELECTED FINANCIAL HIGHLIGHTS
===============================================================================

(Dollars in thousands, except per share data)*


                                                                             For The Period Ended
                                                             ----------------------------------------------------
                                                              March 31,           December 31,         March 31,
                                                                2005                 2004                2004
                                                             -----------          -----------         -----------
                                                             (Unaudited)                              (Unaudited)

SELECTED FINANCIAL CONDITION DATA (AT END OF PERIOD):
Total assets                                                 $   275,216          $   339,497          $ 400,429
Total loans                                                      194,831              203,832            255,021
Total deposits                                                   205,239              215,650            287,072
Borrowings and subordinated debentures                            38,135               85,039             99,476
Total shareholders' equity                                        28,854               34,730              9,371


SELECTED STATEMENTS OF INCOME DATA:
Net interest income                                          $     2,205          $     8,238          $   2,011
Loss before taxes                                                  5,241               (1,448)            (1,677)
Net loss                                                           5,241               (1,595)            (1,677)
Loss per common share - Basic                                      (1.53)               (3.23)             (4.75)
Loss per common share - Diluted                                    (1.53)               (3.23)             (4.75)


SELECTED FINANCIAL RATIOS AND OTHER DATA:
PERFORMANCE RATIOS:
Net interest margin                                                 3.21%                2.57%              1.62%
Efficiency ratio                                                  300.96               103.05             151.76
Return on average assets                                           (7.16)               (0.44)             (1.62)
Return on average equity                                          (69.25)              (18.64)             70.37

Average total assets                                         $   296,856          $   365,024          $ 414,832
Average total shareholders' equity                           $    30,692          $     8,555          $   7,664
Average loans to average deposits ratio                            95.54%               97.40%             97.10%


COMMON SHARE DATA (AT END OF PERIOD):
Market price per common share                                $     18.13          $     17.97          $   39.80
Book value per common share                                  $      8.42          $     10.13          $   26.70
Common shares outstanding                                      3,428,695            3,428,695            350,958

OTHER DATA (AT END OF PERIOD):
Allowance for loan losses                                    $     6,836          $     6,966          $  12,730
Non-performing assets                                        $     3,787          $     6,037          $  22,942
Allowance for loan losses to total loans                            3.51%                3.42%              4.99%
Non-performing assets to total assets                               1.38%                1.78%              5.73%
Number of:
     Branch locations                                                 12                   12                 22


* Historical per share data has been adjusted for the 1:20 reverse stock split distributed in December 2004.

                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
===============================================================================


(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)                        March 31,        December 31,       March 31,
                                                                      2005               2004             2004
                                                                    ---------        ------------      -----------
                                                                    (Unaudited)                        (Unaudited)

ASSETS
     Cash and due from banks                                        $   3,656         $   4,230         $   5,421
     Federal funds sold                                                10,207            39,848            40,698
                                                                    ---------         ---------         ---------
           Cash and cash equivalents                                   13,863            44,078            46,119

Interest-bearing deposits in other financial institutions                  14            18,535            12,695
     Securities available for sale                                     52,298            57,075            65,305
     Federal Home Loan Bank stock                                       4,805             4,754             4,601
     Total loans                                                      194,831           203,832           255,021
          Allowance for loan losses                                    (6,836)           (6,966)          (12,730)
                                                                    ---------         ---------         ---------
     Net loans                                                        187,995           196,866           242,291

     Premises and equipment                                            10,588            10,739            13,222
     Other real estate held for sale                                    1,515             1,730             3,861
     Other assets                                                       4,138             5,720            12,335
                                                                    ---------         ---------         ---------

          Total assets                                              $ 275,216         $ 339,497         $ 400,429
                                                                    =========         =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Liabilities:
          Non-interest-bearing deposits                             $  19,722         $  20,956         $  24,378
          Interest-bearing deposits                                   185,517           194,694           262,694
                                                                    ---------         ---------         ---------
               Total deposits                                         205,239           215,650           287,072

     Borrowings                                                        38,135            85,039            87,026
     Subordinated debentures                                              -0-               -0-            12,450
     Other liabilities                                                  2,988             4,078             4,510
                                                                    ---------         ---------         ---------
          Total liabilities                                           246,362           304,767           391,058

     Shareholders' equity:
          Preferred stock - No par value:
            Authorized 500,000 shares, no shares outstanding              -0-               -0-               -0-
          Common stock - No par value:
            Authorized 18,000,000 shares
            Issued and outstanding - 3,428,695,
            3,428,695 and 350,958 respectively                         42,335            42,335            16,175
           Accumulated deficit                                        (13,338)           (8,097)           (8,169)
          Accumulated other comprehensive income                         (143)              492             1,365
                                                                    ---------         ---------         ---------

           Total shareholders' equity                                  28,854            34,730             9,371
                                                                    ---------         ---------         ---------

          Total liabilities and shareholders' equity                $ 275,216         $ 339,497         $ 400,429
                                                                    =========         =========         =========

                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


(Dollars in thousands except per share data)                  Three Months Ended
                                                                   March 31,
                                                         ----------------------------
                                                            2005            2004
                                                         -----------     -----------
                                                         (Unaudited)     (Unaudited)

Interest income:
     Interest and fees on loans:
         Taxable                                           $ 3,059         $ 3,796
         Tax-exempt                                            242             319
     Interest on securities:
         Taxable                                               462             698
         Tax-exempt                                             42              43
     Other interest income                                     183             120
                                                           -------         -------
         Total interest income                               3,988           4,976
                                                           -------         -------

Interest expense:
     Deposits                                                1,130           1,665
     Borrowings                                                653           1,181
     Subordinated debentures                                   -0-             119
                                                           -------         -------
         Total interest expense                              1,783           2,965
                                                           -------         -------

Net interest income                                          2,205           2,011
Provision for loan losses                                      -0-             -0-
                                                           -------         -------
Net interest income after provision for loan losses          2,205           2,011
                                                           -------         -------

Other income:
     Service fees                                              161             293
     Net security losses                                        (1)            -0-
     Other loan and lease income                                 7               5
     Net gains on sale of loans                                -0-              12
     Gain on sale of property and equipment                      2             -0-
     Other operating income                                     15             353
                                                           -------         -------
         Total other income                                    184             663
                                                           -------         -------

Other expenses:
     Salaries, commissions, and related benefits             1,504           1,499
     Furniture and equipment expense                           159             258
     Occupancy expense                                         226             347
     Data processing                                           246             355
     Accounting, legal, and consulting fees                    318             406
     Loan and deposit expense                                  293             493
     Telephone                                                  60             213
     Advertising expense                                       139              17
     Penalty on prepayment of FHLB borrowings                4,320             -0-
     Other                                                     365             753
                                                           -------         -------
         Total other expenses                                7,630           4,341
                                                           -------         -------

Loss before provision for income taxes                      (5,241)         (1,667)
Provision for income taxes                                     -0-             -0-
                                                           -------         -------

Net loss                                                   $(5,241)        $(1,667)
                                                           =======         =======

Loss per common share:
     Basic                                                 $ (1.53)        $ (4.75)
                                                           =======         =======
     Diluted                                               $ (1.53)        $ (4.75)
                                                           =======         =======

                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                       LOAN PORTFOLIO AND CREDIT QUALITY
===============================================================================

(Dollars in thousands)

LOAN PORTFOLIO BALANCES (AT END OF PERIOD):


                                                   March 31,     December 31,      March 31,
                                                     2005           2004             2004
                                                   ---------     ------------      ---------

         Commercial Loans
            Hospitality and tourism                $ 45,390        $ 52,659        $ 54,418
            Gaming                                   12,618          14,310          20,746
            Petroleum                                 7,939           7,718           5,331
            Forestry                                  5,486           2,245           1,300
            Other                                    73,110          76,133         123,502
                                                   --------        --------        --------
              Total Commercial Loans                144,543         153,065         205,297

         1-4 family residential real estate          45,425          45,292          46,221
         Consumer                                     2,277           2,379           2,867
         Construction                                 2,586           3,096             636
                                                   --------        --------        --------

         Total Loans                               $194,831        $203,832        $255,021
                                                   ========        ========        ========


CREDIT QUALITY (AT END OF PERIOD):


                                                   March 31,     December 31,      March 31,
                                                      2005          2004             2004
                                                   ---------     ------------      ---------

         NONPERFORMING ASSETS
         Nonaccrual loans                          $  2,272        $  4,307        $ 18,297
         Loans past due 90 days or more                 -0-             -0-             736
         Restructured loans                             -0-             -0-              48
                                                   --------        --------        --------
            Total nonperforming loans                 2,272           4,307          19,081
         Other real estate owned                      1,515           1,730           3,861
                                                   --------        --------        --------
            Total nonperforming assets             $  3,787        $  6,037        $ 22,942
                                                   ========        ========        ========
         Nonperforming loans as a % of loans           1.17%           2.11%           7.48%
                                                   --------        --------        --------
         Nonperforming assets as a % of assets         1.38%           1.78%           5.73%
                                                   --------        --------        --------
         RESERVE FOR LOAN LOSSES:
         At period end                             $  6,836        $  6,966        $ 12,730
                                                   --------        --------        --------
         As a % of loans                               3.51%           3.42%           4.99%
                                                   --------        --------        --------
         As a % of nonperforming loans               300.88%         161.74%          66.72%
                                                   --------        --------        --------
         As a % of nonaccrual loans                  300.88%         161.74%          69.57%
                                                   ========        ========        ========


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